AGREEMENT


         AGREEMENT, dated as of January 27, 2000 (the "Agreement") among TeleHubLink Corporation, a Delaware corporation ("THLC"), wirelessEncryption.com, Inc. a Massachusetts corporation ("WEC"), and each of the stockholders of WEC as identified in Schedule 2.1 including Panos C. Lekkas ("Lekkas"), Stanley A. Young and Young Technology Fund, L.P., (collectively "Young") each a stockholder of WEC (collectively, the "Selling Stockholders").

                               W I T N E S S E T H

         WHEREAS, the Selling Stockholders are the owners of all of the issued and outstanding shares of the capital stock of WEC (the "WEC Stock"); and

         WHEREAS, WEC is developing advanced ultra-secure signal processing technology for wireless and Internet communications as well as other data transmissions (the "Business"); and

         WHEREAS, THLC wishes to acquire all of the WEC Stock from the Selling Stockholders in a transaction qualifying as a reorganization under ss.368(a)(1)(B) of the Internal Revenue Code, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

         1.        TRANSFER OF WEC STOCK

         Subject to the terms and conditions set forth in this Agreement and in reliance upon the representations, warranties, covenants and conditions herein contained, on the Closing Date (as defined in Section 8 hereof) the Selling Stockholders shall sell, convey, assign, transfer and deliver to THLC the WEC Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever.

         2.       CONSIDERATION

                  2.1 TRANSFER. Subject to Section 2.2 below, the purchase price (the "Purchase Price") for the purchase of the WEC Stock by THLC shall be an aggregate of 5,000,000 unregistered shares (the "Stock Consideration") of the voting common stock, $.01 par value, of THLC ("THLC Common Stock"), which Stock Consideration shall be distributed pro ratably among the Selling Stockholders in accordance with their respective ownership interests in WEC at the Closing Date, as set forth on SCHEDULE 2.1 hereof

                  2.2 PAYMENT OF TAXES UPON TRANSFER OF BUSINESS. It is the presumption of the parties that the transfer of the WEC stock for THLC stock will qualify as a tax-free B reorganization. The Selling Stockholders shall be responsible for, and shall pay, any and all sales, use, purchase, transfer and similar taxes and any and all filing, recording, registration and similar fees arising out of the transactions contemplated by this Agreement. THLC shall pay all filing, recording, registration and similar fees arising out of the registration of the THLC Common Stock.

         3. REPRESENTATIONS AND WARRANTIES AS TO WEC. Each of the Selling Stockholders and WEC, severally, represents and warrants to THLC as follows:

                  3.1 ORGANIZATIONS, STANDING AND POWER. WEC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, with full corporate power and corporate authority to: (a) own, lease and operate its properties; (b) carry on the Business as currently conducted by it; and (c) execute and deliver, and perform under this Agreement and each other agreement and instrument to be executed and delivered by it pursuant to hereto. There are no states or jurisdictions in which the character and location of any of the properties owned or leased by WEC, or the conduct of the Business makes it necessary for WEC to qualify to do business as a foreign corporation. True and complete copies of the Articles of Organization of WEC and all amendments thereof, and of the by-laws of WEC, as amended to date, have heretofore been furnished to THLC. WEC's minute books made available to THLC contain accurate records of all meetings and other corporate actions of WEC's stockholders and Board of Directors.

                  3.2 CAPITALIZATION. The authorized capital stock of WEC consists of: 5,000,000 shares of voting common stock, par value $.01 per share (the "WEC Common Stock") of which 5,000,000 shares of Common Stock are outstanding or are subject to issue as the result of the exercise of options, warrants, convertible debentures, or other rights. All of the WEC Common Stock is duly authorized, validly issued, fully paid and nonassessable. Schedule 3.2 sets forth a true and complete list of the holders of all outstanding shares of WEC Common Stock, which shares are held by them in the amounts set forth on
Schedule 3.2. Except as set forth in Schedule 3.2, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of WEC or obligating WEC to issue or sell any shares of capital stock of or other equity interests in WEC. There is no personal liability, and there are no preemptive rights with regard to the capital stock of WEC. There are no outstanding contractual obligations or other commitments or arrangements of WEC to: (a) repurchase, redeem or otherwise acquire any shares of WEC Common Stock (or any interest therein); or (b) to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity; or (c) issue or distribute to any person any capital stock of WEC; or (d) issue or distribute to holders of any of the capital stock of WEC any evidences of indebtedness or assets of WEC. All of the outstanding securities of WEC have been issued and sold by WEC in full compliance with applicable federal and state securities laws.

                  3.3 OWNERSHIP OF WEC COMMON STOCK. The Selling Stockholders have good and marketable title to all of the issued and outstanding shares of WEC Common Stock, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever (the "Liens"), and on the Closing Date will own all of such WEC Common Stock, free and clear of any and all Liens, including, but not limited to, any claims by any present or former stockholders of WEC.

                  3.4 INTERESTS IN OTHER ENTITIES.

                      (a) There are no direct or indirect subsidiaries of WEC.

                      (b) The parties to this Agreement acknowledge that they are aware of the fact that Young, in addition to his interest in WEC, also owns 3,864,475 shares of THLC stock as set forth in THLC's 10K annual report dated 5/14/99. Otherwise, none of the Selling Stockholders (individually or jointly) own, directly or indirectly, of record or beneficially, any shares of voting stock or other equity securities of any other corporation engaged in the same or similar business to that business engaged in by WEC at the Closing Date: (a) have any ownership interest, direct or indirect or beneficially, in any unincorporated entity engaged in the same or similar business to that business engaged in by WEC at the Closing Date; and (b) have any obligation, direct or indirect, present or contingent, (A) to purchase or


                                       2.

subscribe for any interest in, advance or loan monies to, or in any way make investments in, any other person or entity engaged in the same or similar business to that business engaged in by WEC at the Closing Date, or (B) to share any profits or capital investments or both from an entity engaged in the same or similar business to that business engaged by WEC at the Closing Date.

                  3.5 AUTHORITY. The execution and delivery by WEC of this Agreement and of all of the agreements to be executed and delivered by WEC pursuant hereto (collectively, the "WEC Documents"), the performance by WEC of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of WEC and WEC has all necessary corporate power and corporate authority with respect thereto. The Selling Stockholders have all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed and delivered by any of them pursuant hereto (collectively, the "Stockholder Documents") and to consummate the transactions contemplated hereby and thereby. This Agreement is, and when executed and delivered by WEC and the Selling Stockholders, each of the other agreements to be delivered by any of them pursuant hereto will be, the valid and binding obligations of WEC and the Selling Stockholders, to the extent they are parties thereto, in accordance with their respective terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.

                  3.6 NONCONTRAVENTION. Neither the execution and delivery by WEC or the Selling Stockholders of this Agreement or of any other WEC Documents or Stockholder Documents to be executed and delivered by either or any of them, nor the consummation of any of the transactions contemplated hereby or thereby, nor the performance by either or any of them of any of their respective obligations hereunder or thereunder, will (nor with the giving of notice or the lapse of time or both would): (a) conflict with or result in a breach of any provision of the Articles of Organization, by-laws or other constituent documents of WEC, each as amended to date; or (b) give rise to a default, or any right of termination, cancellation or acceleration, or otherwise be in conflict with or result in a loss of contractual benefits to any of them, under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which either or any of them is a party or by which either or any of them or any of their respective assets may be bound, or require any consent, approval or notice under the terms of any such document or instrument; or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority which is applicable to either or any of them; or (d) result in the creation or imposition of any lien, adverse claim, restriction, charge or encumbrance upon any of the assets of WEC "the "Assets") or the WEC Common Stock; or (e) interfere with or otherwise adversely affect the ability of THLC or WEC to carry on the Business after the Closing Date on substantially the same basis as is now conducted by WEC.

                  3.7 ABSENCE OF UNDISCLOSED LIABILITIES. WEC has no liabilities or obligations of any nature whatsoever, whether accrued, matured, unmatured, absolute, contingent, direct or indirect or otherwise (including without limitation, liabilities or obligations for any taxes, governmental assessments, duties or any related liabilities, penalties or fines) not previously disclosed to THLC or adequately reserved for on its balance sheet.

                  3.8 ABSENCE OF CHARGES. Since June 1, 1999, there have not been: (a) any adverse change (other than as is normal in the ordinary course of business) in the condition (financial or otherwise), assets, liabilities, business, prospects, results of operations or cash flows of WEC (including, without limitation, any such adverse change resulting from damage, destruction or other casualty loss, whether or


                                       3.

not covered by insurance); (b) any waivers by WEC of any right, or cancellation of any debt or claim, of substantial value; (c) any declarations, set asides or payments of any dividend or other distributions or payments in respect of the WEC Common Stock, except for the redemption of WEC stock previously owned by Roland S. Gerard; or (d) any changes in the accounting principles or methods which are utilized by WEC.

                  3.9 LITIGATION. There are no claims, suits or actions, or administrative, arbitration or other proceedings or governmental investigations, pending or, to the best knowledge of WEC and the Selling Stockholders, threatened, against or relating to WEC or the Selling Stockholders, the transactions contemplated hereby or any of the Assets, and there is no valid basis for any such matters. There are no judgments, orders, stipulations, injunctions, decrees, or awards in effect which relate to WEC, this Agreement, the transactions contemplated, the Business or any of the Assets, the effect of which is: (a) to limit, restrict, regulate, enjoin or prohibit any business, or
(b) otherwise adverse to the Business, any of the Assets or WEC Common Stock

                  3.10 NO VIOLATION OF LAW. WEC is not engaging in any activity or omitting to take any action as a result of which it is in violation of any law, rule, regulation, zoning or other ordinance, statute, order, injunction or decree, or any other requirement of any court or governmental or administrative body or agency, applicable to WEC, the Business or any of the Assets.

                  3.11 PROPERTIES. All plants, structures and equipment which are utilized in the Business, or are material to the condition (financial or otherwise) of WEC are owned or leased by WEC and are in good operating condition and repair (ordinary wear and tear excepted), and are adequate and suitable for the purposes for which they are used.

                  3.12 INTANGIBLES/INVENTIONS. SCHEDULE 3.12 identifies (by a summary description) the Intangibles (as defined below), the ownership thereof and, if applicable, WEC's authority for use of the same, which Schedule is complete and correct and encompasses: (a) all United States and foreign patents, trademark and trade name registrations, trademarks and trade names, brandmarks and brand name registrations, servicemarks and servicemark registrations, assumed names and copy rights and copyright registrations, owned in whole or in part or used by WEC, and all applications therefor (collectively, the "Marks"),
(b) all inventions, discoveries, improvements, processes, formulae, technology, know-how, processes and other intellectual property, proprietary rights and trade secrets relating to the Business (collectively, the "Inventions") and (c) all licenses and other agreements to which WEC is a party or otherwise bound which relate to any of the Intangibles or the Inventions or WEC's use thereof in connection with the Business (collectively, the "Licenses, and together with the Marks and the Inventions, the "Intangibles"). No violations of the terms of any of the aforesaid licenses and/or agreements have occurred. Prior to the date hereof, all of the Selling Stockholders transferred to WEC all of their respective rights, title and interests in and to the ideas, technology and inventions relating to the Business, including without limitation, the Marks, Inventions and Intangibles, and no other party (except WEC) has any rights in respect thereof. Except as disclosed on SCHEDULE 3.12, (1) WEC owns or is authorized to use in connection with the Business all of the Intangibles; (2) no proceedings have been instituted, are pending, or to the best knowledge of the Selling Stockholders, are threatened which challenge the rights of WEC with respect to the Intangibles or its use thereof in connection with the Business and/or the Assets or the validity thereof and, there is no valid basis for any such proceedings; (3) neither WEC's ownership of the Intangibles nor its use thereof in connection with the Business and/or the Assets violates any laws, statutes, ordinances or regulations, or has at any time infringed upon or violated any rights of others, or is being infringed by others; (4) none of the Intangibles, or WEC's use thereof in connection with the Business and/or the Assets is subject to any outstanding order, decree, judgment, stipulation or any lien, security


                                       4.

interest or other encumbrance; and (5) WEC has not granted any license to third parties with regard to its Intangibles.

                  3.13 SYSTEMS AND SOFTWARE. WEC owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the business of WEC as presently conducted (collectively, "Systems"). Each System owned or used by WEC immediately prior to the Closing Date will be owned or available for use by THLC on identical terms and conditions immediately subsequent to the Closing Date. With respect to each System owned by a third party and used by WEC pursuant to lease, license, sublicense, agreement or permission: (a) the lease, license, sublicense, agreement or permission covering the System is legal, valid, binding, enforceable, and in full force and effect;
(b) the lease, license, sublicense, agreement or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing Date; (c) no party to any such lease, license, sublicense, agreement or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, and permit termination, modification or acceleration thereunder; (d) no party to any such lease, license, sublicense, agreement or permission has repudiated any provision thereof; (e) WEC has not retained any sublicense, sublease or similar right with respect to any such lease, license, sublicense, agreement or permission; (f) WEC's use and continued use of such Systems does not and will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties as a result of the continued operation of the Business.

                  3.14 BANKS; POWERS OF ATTORNEY. SCHEDULE 3.14 is a complete and correct list showing: (a) the names of each bank in which WEC has an account or safe deposit box and the names of all persons authorized to draw thereon or who have access thereto; and (b) the names of all persons, if any, holding powers of attorney from WEC.

                  3.15 EMPLOYEE ARRANGEMENTS. SCHEDULE 3.15 is a complete and correct list and summary description of all: (a) employment, management, termination and consulting agreements to which WEC is a party or otherwise bound; and (b) compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; pension and retirement plans and arrangements; profit-sharing and thrift plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation and personal loan policies and arrangements; and also lists the names and compensation of all employees of WEC whose earnings are at an annual rate of $25,000 or more (including bonuses and other incentive compensation), and all employees who are expected to receive at least said amount in respect of the current fiscal year.

                  3.16 ERISA. WEC neither maintains nor is obligated to contribute to an "employee pension benefit plan", as such term is defined in
Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or WEC's "welfare benefit plan" as such term is defined in Section 3(1) of ERISA.

                  3.17 CERTAIN BUSINESS MATTERS. Neither WEC nor the Selling Stockholders is a party to or bound by any agreement which limits its or his, as the case may be, freedom to compete in any line of business or with any person, or which is otherwise materially burdensome to WEC or the Selling Stockholders, and WEC is not a party to or bound by any agreements in which any officer, director or stockholder of WEC (or any affiliate of any such person) has, or had when made, a direct or indirect material interest except as set forth in
SCHEDULE 3.17.


                                       5.

                  3.18 CERTAIN CONTRACTS. SCHEDULE 3.18 is a complete and correct list of all material contracts, commitments, obligations and understandings to which WEC is a party. Except a expressly stated on such
Schedule: (1) each of the agreements listed on Schedule 3.18 is in full force and effect, no person or entity which is a party thereto or otherwise bound thereby is in material default thereunder, and no event occurrence, condition or act exists which does (or which with the giving of notice or the lapse of time or both would) give rise to a material default or right of cancellation, acceleration or loss of contractual benefits thereunder; (2) there has been no threatened cancellations thereof, and there are no outstanding disputes thereunder; (3) none of them is materially burdensome to WEC; and (4) each of them is fully assignable without the consent, approval, order or any waiver by, or any other action of or with any individual or individuals, without the payment of any penalty, the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term.

                  3.19 APPROVALS/CONSENTS. WEC currently holds all governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are necessary for the operation of the Business, all of which are in full force and effect and are transferable pursuant to the transaction contemplated hereby without the payment of any penalty or the incurrence of any additional debt, liability or obligation of any nature whatsoever or the change of any term. No material violations of the terms thereof have heretofore occurred or are known by the Selling Stockholders to exist s of the date of this Agreement.

                  3. 20 SECURITIES ACT REPRESENTATION. Each of the Selling Stockholders is acquiring the Stock Consideration solely for investment purposes, with no intention of distributing or reselling any such stock or any interest therein. Each of the respective Selling Stockholders is aware that the Stock Consideration will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that neither the Stock Consideration nor any respective interests therein, may be sold, pledged, or otherwise transferred unless the Stock Consideration is registered under the Securities Act or qualifies for an exemption under the Securities Act.

                  3.21 INFORMATION AS TO WEC. None of the representations or warranties made by WEC or the Selling Stockholders in this Agreement is, or contained in any of the WEC Documents to be executed and delivered hereto will be, false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

         4. REPRESENTATIONS AND WARRANTIES AS TO THLC. THLC represents and arrants to WEC and the Selling Stockholders, as follows:

                  4.1 AUTHORITY. The execution and delivery of THLC of this Agreement and of each agreement to be executed and delivered by it pursuant hereto (collectively, the "Purchase Documents"), the performance by THLC of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of THLC, and THLC has all necessary corporate action on the part of THLC, and THLC has all necessary corporate power and corporate authority with respect thereto. This Agreement is, and when executed and delivered by THLC each other Purchase document will be, the valid and binding obligation of THLC in accordance with the respective terms thereof, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and subject to the rules of law governing (and all limitations on) specific performance, injunctive relief, and other equitable remedies.


                                       6.

                  4.2 INFORMATION AS TO THLC. None of the representations or warranties made by THLC in this Agreement, or contained in any of the Purchase Documents, to be executed and delivered hereto, is or will be false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein contained not misleading.

                  4.3 (a) ORGANIZATION; GOOD STANDING; POWER; ETC. THLC is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware. THLC has the corporate power, authority and capacity to own, lease and operate its properties, and to carry on its business as and where the same is now being conducted. THLC is qualified as a foreign corporation, is in good standing and licensed in all such other jurisdictions, set forth on
Schedule 4.3(a) hereto, where the business conducted or the assets owned by THLC requires such qualification, except in the jurisdictions identified in Schedule
4.3 (a) hereto and in such other jurisdictions where the failure to so qualify does not have a material adverse effect on the business, properties, or financial condition (hereinafter, collectively, "business conditions") of THLC. THLC has no equity interest, direct or indirect, in any corporation, partnership, joint venture or other entity.

                  (b) CAPITALIZATION. i) The authorized capital stock of THLC consists of no more than 50,000,000 shares of voting common stock, with par value of $0.01 per share, of which no more than 20,000,000 shares are issued and outstanding prior to this Agreement. There are no other classes or series of capital stock of THLC authorized, issued or outstanding. All of the issued and outstanding shares of capital stock of THLC are validly issued, fully paid and non-assessable. Except as set forth in Schedule 4.3 (b) (i) hereto, there are no outstanding rights of subscription, warrants, call options, contracts or other agreements of any kind issued or granted by THLC to acquire securities of THLC.


                           (ii) Schedule 4.3 (b) (ii) correctly sets forth the
names of all Subsidiaries of THLC. All of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each subsidiary are owned of record and beneficially by THLC or a Subsidiary of THLC, as disclosed on said Schedule; there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary; and all shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other laws, and are free and clear of all liens, except as may be permitted hereunder,

                           (iii) Each Subsidiary of THLC is a corporation duly
incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, had the power and authority to own its assets and to transact he business in which it is now engaged, and is duly qualified as a foreign corporation in good standing in the laws of each other jurisdiction in which such qualification is required, except where the failure to be so qualified would not have a materially adverse effect.

                           (iv) Each Subsidiary of THLC is in compliance with
all laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, any governmental or public agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, would not have materially adverse effects.

                  (c) AUTHORIZATION, EFFECTIVE AGREEMENT. THLC has the requisite corporate power, authority and capacity to enter into this Agreement and to perform all of its obligations hereunder. All corporate proceedings required to be taken by THLC to authorize the execution and delivery of this Agreement and the performance of THLC's obligations hereunder have been duly taken, and this


                                       7.

Agreement constitutes the legal, valid and binding obligation of THLC, enforceable against it in accordance with its terms. Except as set forth on
Schedule 4.3 (c) hereto, the execution, delivery and performance of this Agreement by THLC do not and will not conflict with, violate or result in the breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or by-laws of THLC or, to the knowledge of THLC, any law, rule, regulation, order, judgment, writ, indenture, mortgage, pledge, note, bond, license, permit or other agreement, commitment or lease to which THLC is a party or by which THLC or its assets are subject, except for requirements for consents of governmental authorities or persons, or such violations of any law, regulation, ordinance or decrees, which are referred to in Section 6(d) hereof or which would not have a material adverse effect on the business conditions of THLC.

                  (d) CONSENTS. No permit, consent, approval, order, license, permit or authorization from any filing, registration or qualification with any governmental authority or any other person or entity on the part of THLC is required in connection with the execution or delivery by THLC of this Agreement or the consummation of the transactions contemplated hereby, other than those specified in Schedule 4.3 (d) hereto.

                  There is no agreement or contract which would materially adversely affect the rights of THLC (A) to receive the benefits under such agreements to which they are entitled if performed in accordance with the terms thereof; (B) there are no agreements in effect which permit THLC to incur debt for borrowed money to any bank, insurance company or other financial institution; (C) none of the rights or obligations of THLC under any indenture, mortgage, instrument, or material agreement or contract will be materially adversely affected, individually or in the aggregate with other such agreements, by the transactions contemplated by this Agreement (assuming execution and delivery of all necessary consents and applicable assumption agreements); and
(D) there is no default, and no event has occurred which with notice or lapse of time or both would constitute a default, on the part of THLC under any indenture, mortgage, agreement or contract.

                  (h) ERISA. Schedule 4.3 (h) lists all the employee benefit plans, programs and arrangements (the "Plans") maintained for the benefit of any current or former employee, officer or director of THLC, and the Selling Stockholders has been furnished with a copy of each Plan and each material document prepared in connection with each Plan.

                  (i) Each Employee Pension Benefit Plan (as defined in section 3(2) of ERISA) (and each related trust or insurance contract) complies in form and in operation in all material respects with the applicable requirements of ERISA, and the Internal Revenue Code of 1986, as amended (the "Code").

                  (j) FINANCIAL STATEMENTS. The Financial Statements reflected in the filed 10K's and 10Q's: (i) present fairly the financial position and results of operations of THLC, as of the dates and for the periods indicated; and (ii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

                  (k) LITIGATION, ETC. Reference filed 10K's and 10Q's included herein. There is no suit, action or litigation, administrative hearing, arbitration, labor controversy, warranty claim, governmental inquiry, investigation or other proceeding or claim (including environmental or land use proceedings) pending or, to THLC's knowledge, threatened against or relating to THLC. There are no judgments, consent decrees or injunctions against, affecting or binding upon THLC. To the best of THLC's knowledge, THLC is in compliance with all laws, ordinances, requirements, orders and regulations applicable to it, the violation of which would have a material adverse effect on the business conditions of THLC or on the ability of THLC to consummate the transactions contemplated hereby.


                                       8.

                  (l) TAXES. Reference filed 10K's and 10Q's included herein. THLC has duly filed all federal, state, local and foreign tax returns that are required to be filed by it, and all such returns are true and correct. THLC has paid all taxes when due pursuant to such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party, The tax returns of THLC have not been audited by the relevant taxing authorities in any of the six consecutive years immediately preceding the Closing Date, no returns of THLC are currently being audited by any local, state or federal authority, and THLC has not been notified by any such authority of a forthcoming audit. All monies required to be withheld by THLC from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective governmental agencies or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of THLC and, if not paid to date, shall be paid by THLC on a timely basis.

                  (m) NO MATERIAL ADVERSE CHANGE. Reference filed 10K's and 10Q's included herein. Since October 31, 1999, there has been no material adverse change in the business conditions of THLC. To the best of THLC's knowledge, there is no fact or condition that exists which is reasonably likely to materially adversely affect THLC (other than general economic conditions or facts or conditions affecting the industry of THLC as a whole).

                  (n) OFFICES. THLC maintains principal executive offices and other offices at the locations set forth on Schedule 4.3 (n) hereto, and the books and records of THLC are kept at the locations set forth on such Schedule.

                  (o) COMPANY ACTIONS. Since October 31, 1999, except as otherwise contemplated by this Agreement or on Schedule 4.3 (o) hereto, THLC has not:

                           (i) borrowed any amount in excess of $50,000.00 or,
to THLC's knowledge, incurred or become subject to any liability in excess of $50,000.00 (absolute or contingent), except current liabilities incurred, and liabilities under contracts or arrangements entered into, in the ordinary course of business;

                           (ii) discharged or satisfied any lien or encumbrance
or paid any material obligation or liability (absolute or contingent) other than in accordance with the terms thereof or other than current liabilities shown on its balance sheet as of October 31, 1999, or current liabilities incurred since October 30, 1998 in the ordinary course of business;

                           (iii) mortgaged, pledged, or subjected to lien,
charge or any other encumbrance any of its assets, tangible or intangible, except possible mechanics' liens or liens for real or personal property taxes not yet due and payable;

                           (iv) sold, assigned, or transferred any of the
Purchased Assets having a value in excess of $25,000 or canceled any debts or obligations of any person or entity to THLC (except in the ordinary course of business);

                           (v) sold, assigned or transferred any Business
Property Rights;

                           (vi) suffered any extraordinary losses, or waived any
rights of substantial value (whether or not in the ordinary course of business);

                           (vii) made any investment in, advanced any money to,
or guaranteed any obligation of any Person;


                                       9.

                           (viii) made any material changes in employee
compensation, except in the ordinary course of business consistent with past practice;

                           (ix) made any distributions to the Shareholder other
than amounts representing salary, bonus and benefit payments consistent with past practice;

                           (x) entered into any transaction, other than in the
ordinary course of business; or

                           (xi) entered into any agreement to do any of the
foregoing.

         (p) RELATED PARTY TRANSACTIONS; POTENTIAL CONFLICTS OF INTEREST. Except as set forth in Schedule 4.3 (p) hereto, none of the shareholders, officers, directors or employees of THLC or any Affiliate thereof:

                           (i) is an officer, director, employee or consultant
of, or owns or otherwise controls any person or entity which is, or is engaged in business as a competitor, customer or supplier of THLC;

                           (ii) owns, directly or indirectly, in whole or in
part, any tangible or intangible property which THLC is using in connection with its business or the use of which is necessary for its business; or

                           (iii) to the best knowledge of THLC, has any cause of
action or other claim whatsoever against, or accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements existing on the date hereof.

                  (q) DELIVERIES. THLC has delivered or made available to the Selling Stockholders true, correct and complete copies of the by-laws, articles of incorporation and organization documents of THLC and if embodied in written form, all leases, licenses, agreements, the Plans, financial statements, tax returns, Business Property Rights, insurance policies and other information or data referred to in Sections 4.3 (i), and 4.3 (k) hereof.

                  (r) UNDISCLOSED LIABILITIES. Except as set forth on Schedule
4.3 (r) hereto or reflected or reserved against on the Financial Statements or incurred since October 30, 1999 in the ordinary course of business, as of the date hereof, there are no material liabilities or obligations of THLC of a type that would be required to be set forth on a balance sheet prepared in accordance with GAAP (or in the notes thereto).

                  (s) CUSTOMERS. Attached as Schedule 4.3 (s) hereto is a list of the ten-(10) largest customers of the Company during the fiscal year ending October 30, 1999. To the best knowledge of THLC, except as set forth on Schedule
4.3 (s) hereto, since October 30, 1999, no customer listed on Schedule 4.3 (s) hereto has at any time on or after October 30, 1999 made any written claim that any material item sold by THLC failed to meet any specification with respect thereto or was otherwise materially defective.

                  (t) ENVIRONMENTAL COMPLIANCE. THLC is in compliance with all applicable federal, state and local laws and regulations relating to pollution control and environmental contamination, including, without limitation, all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of oil and hazardous materials (as defined


                                      10.

below) and all laws and regulations with regard to record keeping, notification, and reporting requirements respecting oil and hazardous materials. THLC has not received any notice of, or been subject to, any administrative or judicial proceeding pursuant to such laws or regulations either now or at any time during the past three years. Except as set forth in Schedule 4.3 (t) hereto or in the Environmental Reports, there are no present facts or circumstances that could form the basis for the assertion of any claim against THLC relating to environmental matters, including, without limitation, any claim arising from past or present environmental practices asserted under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA") or any other federal, state or local environmental statute. For purposes of this Section 4.3 (t), the term "hazardous materials" means materials defined as "hazardous substances," "hazardous wastes" or "solid wastes" in CERCLA, RCRA and in any similar federal, state or local environmental statute.

                  (u) BROKERS. There is no broker or finder or other person or entity who would have any valid claim against THLC for a fee, commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding, arrangement or action by THLC. THLC hereby agree to save the Selling Stockholders harmless and agree to indemnify the Selling Stockholders from any Loss or Litigation Expense incurred by the Selling Stockholders on account of a claim by a broker, finder, or any other Person arising out of this Agreement or the transactions contemplated hereby as a result of any agreement, understanding, arrangement, or action by THLC.

                  (v) RULES, REGULATIONS, OSHA Except as set forth in Schedule
4.3 (v), THLC is not in violation of any order, judgment, injunction, award, determination, award, or decree binding upon it. THLC is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body or court applicable to its business or assets, and laws, ordinances, regulations and other requirements respecting labor, employment and employment practices, terms and conditions of employment and wages and hours. THLC has never received notice of, and there has never been, any citation, fine or penalty imposed or asserted against THLC for any such violation.

         5.       INDEMNIFICATION.

                  5.1 INDEMNIFICATION BY THE SELLING STOCKHOLDERS. Each of the Selling Stockholders severally indemnifies and agrees to defend and hold harmless THLC and it officers, directors, employees, agents and representatives from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) which THLC may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection any misrepresentation of a material fact contained in any representation of WEC and/or the Selling Stockholder contained in, or the breach by WEC or the Selling Stockholder or any warranty or covenant made by all of them in any WEC Document and/or any Stockholder Document. The foregoing indemnification shall also apply to direct claims by THLC against the Selling Stockholders.

                  5.2 THIRD PARTY CLAIMS. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Subsections 5.1, the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent


                                      11.

that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have 10 business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: a) all settlements require the prior reasonable consultation with the indemnified party or parties and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and (b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification thereof by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

                  5.3 ASSISTANCE. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

         6.       ADDITIONAL COVENANTS

                  6.1 NONCOMPETE COVENANT. Noncompetition provisions shall be set forth in the Employment Agreements, as hereafter defined, to be signed by the Selling Stockholders. Any non-competition provisions contained in any Agreement between THLC and any of the Selling Stockholders shall be null and void if the Company shall breach its obligations under any agreement between it and the Selling Stockholders or any one of them.

                  6.2 CONSUMMATION OF TRANSACTION. Each of the parties hereto hereby agrees to use its best efforts to cause all conditions precedent to his or its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, innovations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

                  6.3 COOPERATION/FURTHER ASSURANCES. Each of the parties hereto hereby agrees (I) to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instructions and documents and (ii) to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents, which may be required by this Agreement or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any statute, rule, regulation or


                                      12.

order of any governmental or administrative body in connection with the transactions contemplated by this Agreement.

                  6.4 ACCURACY OF REPRESENTATIONS. Each party hereto agrees that prior to the Closing Date he or it will not enter into any transaction and or take any action, and will use his or its best efforts to prevent occurrence of any event (but excluding events which occur in the ordinary course of business and events over which such party has no control), which would result in any of his or its representations, warranties or covenants contained in this Agreement or in any agreement, document or instruction executed and delivered by him or it pursuant hereto not to be true and correct, or not to be performed as contemplated, at and as of the time immediately after the occurrence of such transaction or event.

                  6.5 NOTIFICATION OF CERTAIN MATTERS. WEC and the Selling Stockholders shall give prompt notice to THLC, and THLC shall give prompt notice to WEC and the Selling Stockholders, as the case may be, of: (a) the occurrence, or nonoccurrence, or any event the occurrence, or nonoccurrence, of which would be likely to cause any representation contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and (b) any material failure of WEC and/or the Selling Stockholders, on the one hand, and of THLC, on the other, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by him or it hereunder; provided, however, that the delivery of any notice pursuant to this Subsection 6.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  6.6 BROKER. Each of THLC, WEC, and the Selling Stockholders represents and warrants to the other parties that no broker or finder was engaged or dealt with in connection with any of the transactions contemplated by this Agreement, and each of the parties shall indemnify and hold the other harmless from and against any and all claims or liabilities asserted by or on behalf of any alleged broker or finder for broker's fees, finder's fees, commissions or like payments.

                  6.7 EMPLOYMENT AGREEMENT. At the Closing Date, Lekkas shall finalize and enter into an employment arrangement with THLC, (the "Employment Agreement"), such Employment Agreement to be in the form of Exhibit X, attached hereto and incorporated herein by reference.

         7.       CONDITIONS OF CLOSING.

                  7.1 CONDITIONS TO OBLIGATIONS OF THLC TO CLOSE. The obligations of THLC to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                           (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of each of WEC and the Selling Stockholders contained in any Selling Stockholders Document or WEC Document delivered by any of them shall have been true when made, and, in addition, shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                           (b) PERFORMANCE OF AGREEMENTS. Each of WEC and the
Selling Stockholder, as the case may be, shall have performed, observed and complied in all material respects with all of their respective obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects conditions contained in any Selling Stockholders Document or WEC Document and required to be performed, observed or complied with, or to be satisfied or fulfilled, by WEC or the Selling Stockholders at or prior to the Closing Date.


                                      13.

                           (c) DUE DILIGENCE. THLC is satisfied with the results
of its "due diligence" investigation of WEC's business, liabilities, assets and prospects.

                           (d) LITIGATION. No order of any court or
administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with this Agreement or any of the transactions contemplated hereby, shall have been instituted or threatened by any person or entity, and which, in the reasonable judgment of THLC (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it inadvisable in proceed with the consummation of such transactions.

                           (e) CONSENTS AND APPROVALS. All consents, waivers,
approvals, licenses and authorizations by third parties and government and administrative authorities (and all amendments or modifications to existing agreements with third parties) required as a precondition to the performance by WEC and the Selling Stockholders of their respective obligations hereunder and under any agreement delivered pursuant hereto, or which in THLC's reasonable judgment are necessary to continue unimpaired, subsequent to the Closing Date, any rights in and to the Assets and/or the Business which could be impaired by the consummation of this transaction, shall have been duly obtained and shall be in full force and effect.

                           (f) DATE OF CONSUMMATION. The transactions
contemplated herein shall have been consummated on or prior to January 31, 2000, or such later date as the parties shall agree by a written instrument signed by all of them.

                           (g) VALIDITY OF TRANSACTIONS. The validity of all
transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by WEC and the Selling Stockholders pursuant hereto, shall be satisfactory in all material respects to THLC and its counsel.

                           (h) NO MATERIAL ADVERSE CHANGE. Except as otherwise
provided by this Agreement, there shall not have occurred after the date hereof, in the reasonable judgment of THLC, a material adverse change in the financial or business condition of WEC and its subsidiaries, taken as a whole.

                           (i) EMPLOYMENT AGREEMENT. Lekkas shall have executed
the Employment Agreement.

                           (j) CLOSING CERTIFICATE. Each of the Selling
Stockholders shall have furnished THLC with certificates, all dated the Closing Date, to the effect that all the representations and warranties of WEC and the Selling Stockholders are true and complete and all covenants to be performed by WEC or the Selling Stockholders at or as of the Closing have been performed and conditions to be satisfied at or as of the Closing have been waived or satisfied.

                           (k) BOARD AUTHORIZATION. The approval of this
Agreement and all of the transactions contemplated hereby by the Board of Directors of THLC.

                  7.2 CONDITIONS TO OBLIGATIONS OF WEC AND THE SELLING STOCKHOLDERS TO CLOSE. The obligations of WEC and the Selling Stockholders to consummate the transactions contemplated herein shall be subject to the fulfillment at or prior to the Closing Date of the following conditions.


                                      14.

                           (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The
representations and warranties of THLC contained in any Purchase Documents delivered by THLC shall have been true when made, and, in addition, shall be true in all material respects, on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

                           (b) PERFORMANCE OF AGREEMENTS. THLC shall have
performed, observed and complied, in all material respects, with all obligations, covenants and agreements, and shall have satisfied or fulfilled in all material respects all conditions contained in any Purchase Document and required to be performed, observed or complied with, or satisfied or fulfilled, by any of them at or prior to the Closing Date.

                           (c) CONSENTS AND APPROVALS. All consents, waivers,
approvals, licenses and authorizations by third parties and government and administrative authorities (and all amendments and modifications to existing agreements with third parties) required as a precondition to the performance by THLC of its obligations hereunder and under any agreement delivered pursuant hereto, shall have been duly obtained and shall be in full force and effect.

                           (d) VALIDITY OF TRANSACTIONS. The validity of all
transactions contemplated hereby, as well as the form and substance of all agreements, instruments, opinions, certificates and other documents delivered by THLC pursuant hereto, shall be satisfactory in all material respects to the Selling Stockholder and its counsel.

                           (e) CLOSING CERTIFICATE. THLC shall have furnished
WEC with certificates executed by its executive officer, dated the Closing Date, to the effect that all the representations and warranties of THLC are true and complete in all material respects and all covenants to be performed by THLC at or as of the Closing have been performed in all material respects and conditions to be satisfied at or as of the Closing have been waived or satisfied in all material respects.

                           (f) THLC shall have entered into the Employment
Agreement.

                  7.3 EFFECTS OF TERMINATION. In the event that this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to the terms of this Article 7, this Agreement shall, forthwith become null and void and of no force and effect, except as to Section 10.1 hereof and the obligations of the parties with respect to the Confidential Information; provided, however, that nothing herein shall relieve any party from liability for any breach hereof prior to termination and provided further that if this Agreement is terminated as a result of THLC's breach of its obligations hereunder, then THLC shall pay to Lekkas, in addition to any other damages which may be due, three month's base salary under the Employment Agreement in recognition of Lekkas' efforts made on behalf of THLC in anticipation of the consummation of this Agreement.

         8. THE CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Section 7, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of THLC in Burlington, Massachusetts as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the conditions set forth in Section 7 but in no event later than January 31, 2000 (the "Closing Date"), or such date as shall have been fixed by a written instrument signed by the parties.

                  8.1 DELIVERIES BY THLC AT THE CLOSING. At the Closing, or within thirty (30) days thereafter for the THLC stock certificates, THLC shall deliver the following:


                                      15.

                           (a) stock certificate(s), representing the Stock
Consideration, registered in the names of the Selling Stockholders; and

                           (b) the Employment Agreement.

                  8.2 DELIVERIES BY WEC AND/OR THE SELLING STOCKHOLDERS AT THE CLOSING. At the Closing, WEC and/or the Selling Stockholders, as applicable, shall deliver to THLC, the following:

                           (a) stock certificates representing the WEC Common
Stock, together with stock powers duly executed by the Selling Stockholders; and

                           (b) The Employment Agreement.

                  8.3 OTHER DELIVERIES. In addition, the parties shall execute and deliver such other documents as may be required by this Agreement and as either of them or their respective counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

         9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  Each of the parties hereto hereby agrees that representations and warranties made by or on behalf of him or it in this Agreement or in any document or instrument delivered pursuant hereto shall survive the Closing Date for a period of six (6) months.

         10.      GENERAL PROVISIONS:

                  10.1 FEES AND EXPENSES. THLC, on the one hand, and the Selling Stockholders, on the other hand, shall bear their own expenses in connection with the transactions contemplated hereby.

                  10.2 PUBLICATIONS. No party hereto shall issue any press release or otherwise divulge or disclose the existence of this Agreement, the terms hereof, or the transactions contemplated hereby without the prior written approval of the other parties hereto, except (i) as may be required by applicable law or the applicable rules or regulations of any stock exchange, or
(ii) to THLC's representatives, agents, financing sources, lenders and/or investors.

                  10.3 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the earlier of the date delivered or mailed if delivered personally, by overnight courier or mailed by express, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmittal, confirmed by express, certified or registered mail, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to THLC:                  TeleHubLink Corporation
                             24 New England Executive Park
                             Burlington, MA  01803
                             Attn: Mr. Bruce Young, President/CEO

with a copy to:              Tenzer Greenblatt LLP
                             405 Lexington Avenue
                             New York, NY  10174
                             Attn: James Martin Kaplan, Esq.


                                      16.

If to WEC or

the Selling Stockholders:    Stanley A. Young
                             24 New England Executive Park
                             Burlington, MA 01803 and

                             Panos C. Lekkas
                             83 Bjorklund Avenue
                             Worcester, MA  01605

with copies to:              Robert F. Dore, Jr., Esquire
                             Fletcher, Tilton & Whipple, P.C.
                             370 Main Street
                             Worcester, MA  01608

                  10.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

                  10.5 WAIVER. At any time prior to the Closing Date, any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound hereby.

                  10.6 SEVERABILITY. If any term or other provisions of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision in invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

                  10.7 ENTIRE AGREEMENT. This Agreement (together with the Schedules annexed hereto and incorporated herewith) and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                  10.8 NO ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, and any assignment shall be null and void.

                  10.9 HEADINGS. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  10.10 SCHEDULES. All references in this Agreement to Schedules shall mean the schedules identified in this Agreement, which are incorporated into this Agreement and shall be deemed a part of the representations and warranties to which they relate.


                                      17.

                  10.11 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts without regard to its choice of law principles. Each of THLC, WEC and the Selling Stockholders hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and of the United States located in the County of Worcester, Commonwealth of Massachusetts for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim that such litigation brought in any such courts has been brought in any inconvenience forum.

                  10.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  10.13 ARBITRATION. The parties agree that any legal disputes that arise out of or are related in any way to this Agreement, its interpretation or issues regarding compliance or breach of any of its provisions, which disputes cannot be resolved informally, shall be resolved exclusively through final and binding arbitration before an arbitrator appointed by the American Arbitration Association, with each party to bear its own costs and legal fees. All arbitration hearings shall be conducted in Worcester, Massachusetts according to the AAA rules in effect at the time of such hearing.

         IN WITNESS WHEREOF, each of THLC and WEC, by their respective officers thereunto duly authorized, and the Selling Stockholders, individually, have caused this Agreement to be executed as of the date first written above.


                                 TeleHubLink Corporation

                                 By:
                                     -------------------------------
                                      Name:
                                     Title:

                                 wirelessEncryption.com.Inc.

                                 By:
                                     -------------------------------
                                      Name:
                                     Title:

                                 -----------------------------------


                                 Panos C. Lekkas


                                 -----------------------------------
                                 Stanley A. Young
                                 Young Technology Fund, L.P.


                                 By:
                                     -------------------------------
                                     Stanley A. Young
                                     General Partner


                                      18.